UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

On January 12, 2010, Kraft Foods Inc., a Virginia corporation, issued a press release announcing increased guidance for our 2009 diluted earnings per share to at least $2.00 versus the previous expectation of at least $1.97. A copy of our press release is furnished as Exhibit 99.1 to this report.

Item 7.01. Regulation FD Disclosure.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

On January 12, 2010, our independent registered accounting firm, PricewaterhouseCoopers LLP, delivered to us a report on our profit estimate. This report was prepared at our request to meet our obligations under The City Code on Takeovers and Mergers (the “Takeover Code”) issued by The Panel on Takeovers and Mergers in connection with our possible combination with Cadbury plc. A copy of our profit estimate, the bases for the profit estimate and a copy of the profit estimate report are furnished as Exhibits 99.2 and 99.3 to this report.

On January 12, 2010, Lazard & Co., Limited, Centerview Partners UK LLP, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (together, the “Financial Advisors”) delivered to us a report on our profit estimate. This report was prepared at our request to enable us to meet our obligations under the Takeover Code in connection with the possible combination with Cadbury plc. A copy of the Financial Advisors’ report is furnished as Exhibit 99.4 to this report.

Item 9.01. Exhibits.

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Press Release, dated January 12, 2010.
99.2	Kraft Foods Profit Estimate Report.
99.3	Report of the Reporting Accountant, PricewaterhouseCoopers LLP, on Profit Estimate, dated January 12, 2010.
99.4	Report of the Financial Advisors on Profit Estimate, dated January 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: January 12, 2010

/S/ CAROL J. WARD
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary